SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported)........ July 29, 1998

                         BRIA COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

           NEW JERSEY                   Q-2549                   22-1644111
(State or other jurisdiction of       (Commission             (I.R.S. Employer
 incorporation or organization)        File No.)             Identification No.)

                8 West 38th Street, 9th Floor, New York, NY 10018
              (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code: (212) 398-7833

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      ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

      On July 29, 1998, the Company acquired 100% of the issued and outstanding stock of AmViet Development Corporation, a Bahamian corporation, from International Beverage Development Corporation. AmViet Development Corporation is the owner of 70% of AmViet Mineral Water Company, a Vietnam corporation, which is licensed by the Government of Vietnam to produce water, mineral water and beverages in Vietnam. The purchase price paid by the Company to International Beverage Development Corporation was 6,200,000 dollars worth of the Company's restricted common stock at a value price per share later to be determined.

      ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS

      On July 29, 1998, Richard Lifschutz, President and Director of the Company and Isaac Lifschutz, Secretary, Treasurer and Director resigned their positions having prior thereto appointed James Tilton, President and Chief Executive Officer and Director, Jane Zheng, Secretary and Treasurer and Director, Kitty Chow, Director, and Stanley Merdinger, Director.

      ITEM 7. EXHIBITS

      Acquisition   Agreement  between  Bria   Communications   Corporation  and
International Beverage Development Corporation.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 7, 1998

                                            BRIA COMMUNICATIONS CORPORATION
                                            (Registrant)

                                            By: /s/ James Tilton
                                            ------------------------------------
                                                 James Tilton, President